EXHIBIT 11.1
FINANCIAL STATEMENTS OF LAKESIDE SERENITY RESORTS INC.
UNAUDITED
For the Period from May 21, 2025 to April 23, 2026
Lakeside Serenity Resorts Inc. (the "Company") is a development-stage entity incorporated in the State of New Jersey on May 21, 2025. The accompanying financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and the financial statement requirements applicable to Form 1-A under Regulation A.
These financial statements have been prepared by management and have not been audited or reviewed by an independent registered public accounting firm.
The Company has not generated any revenue since inception. Substantial doubt exists regarding the Company's ability to continue as a going concern without additional financing.
BALANCE SHEET
As of April 23, 2026
ASSETS
Current Assets
Cash and Cash Equivalents ........................................ $1,729.43
Non-Current Assets
Land and Building Improvements, at Historical Cost .... $936,903.00
Total Assets ........................................................ $938,632.43
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts Payable and Accrued Liabilities ..................... $0.00
Total Liabilities .................................................... $0.00
Stockholders' Equity
Common Stock (no par value; 20,000,000 shares authorized; 200 shares issued and outstanding) ................................................ $0.00
Additional Paid-In Capital ........................................... $942,232.43
Accumulated Deficit ..................................................... $(3,600.00)
Total Stockholders' Equity ..................................... $938,632.43
Total Liabilities and Stockholders' Equity ............... $938,632.43
STATEMENT OF OPERATIONS
For the Period from May 21, 2025 to April 23, 2026
Revenue ........................................................................ $0.00
General and Administrative Expenses ......................... $3,600.00
Net Loss .................................................................... $(3,600.00)
STATEMENT OF CASH FLOWS
For the Period from May 21, 2025 to April 23, 2026
Cash Flows From Operating Activities
Net Loss ......................................................................... $(3,600.00)
Adjustment for expenses paid by founder on behalf of the Company ........................................................ $3,600.00
Net Cash Used in Operating Activities .................. $0.00
Cash Flows From Investing Activities
No investing activities ................................................... $0.00
Net Cash Used in Investing Activities ................... $0.00
Cash Flows From Financing Activities
Cash Contributions from Founder ............................... $1,729.43
Net Cash Provided by Financing Activities .......... $1,729.43
Net Increase in Cash ................................................ $1,729.43
Cash at Beginning of Period ....................................... $0.00
Cash at End of Period .............................................. $1,729.43
Supplemental Non-Cash Financing Information
Property contributed by founder ................................. $936,903.00
Expenses paid by founder on behalf of the Company ... $3,600.00
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period from May 21, 2025 to April 23, 2026
Description Common Stock Additional Paid-In Capital Accumulated Deficit Total
Balance at Inception $0.00 $0.00 $0.00 $0.00
Property Contributed by Founder $0.00 $936,903.00 $0.00 $936,903.00
Cash Contribution from Founder $0.00 $1,729.43 $0.00 $1,729.43
Expenses Paid by Founder on Behalf of the Company $0.00 $3,600.00 $0.00 $3,600.00
Net Loss $0.00 $0.00 $(3,600.00) $(3,600.00)
Ending Balance $0.00 $942,232.43 $(3,600.00) $938,632.43
Common Stock: 20,000,000 shares authorized; 200 shares issued and outstanding; no par value.
NOTES TO FINANCIAL STATEMENTS
NOTE A - ORGANIZATION AND NATURE OF OPERATIONS
Lakeside Serenity Resorts Inc. was incorporated on May 21, 2025, in the State of New Jersey. The Company is a development-stage entity formed to acquire and redevelop a 5.5-acre lakefront property located at 340 Route 94, Fredon Township, New Jersey, into a wellness-focused hospitality resort.
The Company has not generated any revenue since inception.
NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements are prepared on the accrual basis of accounting in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP").
Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts. Actual results may differ from those estimates.
Property and Equipment
Land and building improvements are recorded at historical cost based on the founder's contribution of the property to the Company, in accordance with U.S. GAAP, including applicable guidance for nonmonetary transactions.
The cost basis is supported by underlying transaction documentation, including the HUD-1 Settlement Statement. The Company has not obtained an independent third-party appraisal of the property.
Accordingly, the recorded value is based on historical cost and is not intended to represent fair market value. The Company does not adjust the carrying value to reflect market conditions, and there can be no assurance that the carrying value reflects current market value, realizable value, or liquidation value.
No depreciation has been recorded, as the property has not yet been placed in service and the planned hospitality operations have not commenced.
NOTE C - STOCKHOLDERS' EQUITY
The Company is authorized to issue 20,000,000 shares of Common Stock with no par value.
As of April 23, 2026, 200 shares of Common Stock were issued and outstanding, all held by Xiaowei Jin, the Company's founder and Chief Executive Officer.
The founder contributed the Company's primary operating asset, consisting of the 5.5-acre lakefront property located at 340 Route 94, Fredon Township, New Jersey, to the Company upon formation. The property has been recorded at historical cost of $936,903.00.
The Company also received cash contributions from the founder totaling $1,729.43 to support its operations.
In addition, the founder paid $3,600.00 of Company expenses on behalf of the Company. These expenses are included in General and Administrative Expenses and are reflected in the Company's accumulated deficit.
The $3,600.00 of expenses paid by the founder on behalf of the Company was recorded as a capital contribution and included in Additional Paid-In Capital.
Accordingly, the total amount contributed or paid on behalf of the Company by the founder during the period, excluding the contributed property, was $5,329.43, consisting of $1,729.43 in cash contributions and $3,600.00 in expenses paid on behalf of the Company.
NOTE D - GOING CONCERN
The Company is in the development stage and has not generated revenue since inception.
Continued operations depend on obtaining additional financing, including proceeds from the Company's Regulation A offering.
There is substantial doubt regarding the Company's ability to continue operations without additional financing.
NOTE E - RELATED PARTY TRANSACTIONS
The Company's founder, Xiaowei Jin, contributed the Company's primary operating asset, consisting of a 5.5-acre lakefront property located at 340 Route 94, Fredon Township, New Jersey, to the Company upon formation.
The contributed property has been recorded in the Company's financial statements at historical cost of $936,903.00 in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), based on the underlying transaction documentation, including the HUD-1 Settlement Statement.
The Company also received $1,729.43 in cash contributions from the founder to support early-stage operations.
In addition, the founder paid $3,600.00 of Company expenses on behalf of the Company. These expenses were recorded as General and Administrative Expenses and as a capital contribution to Additional Paid-In Capital.
The Company has not obtained an independent third-party valuation or appraisal of the contributed property.
Except for the contributions and expenses paid on behalf of the Company described above, the Company has not entered into any other material transactions with its directors, executive officers, or other related parties.
As of April 23, 2026, the Company has no outstanding loans, advances, guarantees, or other financial arrangements with related parties.
No independent valuation or fairness opinion was obtained in connection with the contribution of the property.

Prepared by Management of
Lakeside Serenity Resorts Inc.